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                                                                    Exhibit 23.6

                    [KIRKLAND RUSS MURPHY & TAPP LETERHEAD]



Board of Directors
Nutriceuticals.com Corporation

We consent to the use of our reports included herein and to the reference to our firm under the heading "experts" in the prospectus.


/s/ Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
October 27, 2000